Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery LLC
as agent for Masterworks Cayman SPC, acting on behalf of its
Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number [***]
Date 22 November 2022

# Your successful purchase in Contemporary Evening Auction

Sale N11139 - 16 November 2022

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

- ## Invoice for $3,196,000.00

  Your payment is due 14 February 2023. Your invoice gives instructions on how to pay.

- ## Shipping Quote

  We will provide you with a quote for the cost of shipping your property within the next ten days.

  If you would prefer to collect your property or arrange your own shipping, please contact Post Sale Services who will assist you.

  For property being collected from our off-site facility at *One Star Ledger Plaza, 69 Court Street, Newark, New Jersey,* please refer to our Property Collection information at www.sothebys.com/pickup.

- ## Lot image & details

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Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery LLC
as agent for Masterworks Cayman SPC, acting on behalf of its
Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

| | |
|---|---|
| Account number | [***] |
| Invoice number | 93444770 |
| Date | 22 November 2022 |
| Sotheby's, Inc. Lic. No. | 1216058 |
| Sale currency | USD |

## Invoice for Contemporary Evening Auction

Sale N11139 - 16 November 2022

**LOT 103 - Joan Mitchell, Untitled**

| | |
|---|---|
| Lot location | York Avenue |
| Hammer price | $2,600,000.00 |
| Buyer's premium | $570,000.00 |
| Overhead premium | $26,000.00 |
| Sales tax *0% of hammer price, buyer's premium & overhead premium* | $0.00 |
| *Shipping to: c/o UOVO Newark DE 19702-3318 US* | |
| **Lot total** | **$3,196,000.00** |

| | |
|---|---|
| **Invoice total** | **$3,196,000.00** |

- **Payment of $3,196,000.00 is due on 14 February 2023**

*This invoice replaces invoice number 93443057.*

**We can only accept payment from the buyer named on this invoice.**

**Bank transfers**

- JP Morgan Chase Bank NA
  726 Madison Avenue

  New York NY10004

| | |
|---|---|
| Account name | Sotheby's Inc. |
| Account number | [***] |
| ABA routing number | [***] |
| SWIFT code | [***] |

Please include your name, your account number ([***]) and invoice number (93444770)

**Credit Cards**

Sotheby's accepts payment by credit card for Visa, MasterCard, and American Express only. Payment by credit card may be made
(a) online at www.sothebys.com/en/invoice-payment.html,
(b) by calling Post Sale Services at +1 212 606 7444, or
(c) in person at Sotheby's premises at the address noted above.

China Union Pay may be available for certain sales. Credit card payments may not exceed $50,000 per sale.

•

**For assistance, please contact**
**Nicole Chen**
**Post Sale Manager**
**E** uspostsaleservices@sothebys.com

Sales tax is based on the shipping location for each item.

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

## Terms of sale
All of the property sold to and purchased by the invoiced party as purchaser is subject to the Conditions of Sale and Terms of Guarantee, if any, printed in the catalogue for the sale. The invoiced amount includes the buyer's premium and overhead premium in effect on the date of the sale, which are both added to the hammer price for each lot as part of the total purchase price.

## Payment
**Payment is due immediately after the sale.** It is Sotheby's policy to accept payment only from the buyer named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:
- Sotheby's accepts payment by credit card for Visa, MasterCard, and American Express only. China Union Pay may be available for certain sales. Credit card payments may not exceed $50,000 per sale. Payment by credit card may be made (a) online at www.sothebys.com/en/invoice-payment.html, (b) by calling Post Sale Services at +1 212 606 7444, or (c) in person at Sotheby's premises at the address noted above.
- Via Sotheby's mobile app
- Wire/ Bank transfer in US Dollars
- Personal checks drawn in US Dollars (made payable to Sotheby's) Certified, banker's draft and cashier's checks with a face amount over $10,000 drawn in USD

Whilst personal and company checks (drawn in US Dollars) are accepted, property will not be released until such checks have cleared, unless you have a pre-arranged check acceptance agreement (the application form is available from Post Sale Services). It is against Sotheby's general policy to accept payments in the form of cash and cash equivalents as defined under applicable law.
**Bank transfers should be sent to:**

JP Morgan Chase Bank NA, 726 Madison Avenue, New York, NY 10004

| | |
|---|---|
| Account name | Sotheby's Inc. |
| Account number | [***] |
| ABA routing number | [***] |
| SWIFT code | [***] |

Please instruct your bank to include your name, Sotheby's account number and invoice number

## Sales and use tax
New York sales tax is charged on the hammer price, buyer's premium, overhead premium and any other applicable charges on any property picked up or delivered in New York State, regardless of the state or country where the purchaser resides or does business. Purchasers who wish to use their own shipper who is not a considered a "common carrier" by the New York Department of Taxation and Finance will be charged New York sales tax on the entire charge regardless of the destination of the property. Please refer to "Information on Sales and Use Tax Related to Purchases at Auction" in the back of the catalogue.

## Liability for loss or damage
Unless otherwise agreed by Sotheby's, all purchased property must be removed from our premises by the purchaser at his expense no later than 30 calendar days following the sale of the property. Buyers at auction are reminded that under Sotheby's Conditions of Sale Sotheby's liability for loss or damage for uncollected property ceases 30 calendar days after the date of the auction.

## Sotheby's Financial Services
*Treasure the art, unlock the value.* Find out more about financing alternatives that may be available for you with Sotheby's Financial Services at services@sothebysfinancial.com or https://www.sothebys.com/sfs

## Request for identification
Sotheby's requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, driver's license or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

## Shipping services
Sotheby's offers a comprehensive shipping service. If you received a shipping quote or have any questions about the services we offer, please contact Post Sale Services.

## Exporting property
The export of certain property from the US or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licenses. The denial of any license or delay in obtaining such license shall not justify cancellation or rescission of the sale or any delay in payment.
If you require any further information about the export of your property, please contact Post Sale Services.

## Collection
In order to collect your property the following is required:
- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorization for anyone collecting on your behalf. Please include the person's full name and the property to be collected.

## Contact information
Post Sale Services (Mon - Fri 9am to 5pm)
**T** + 1 212 606 7444
**E** uspostsaleservices@sothebys.com

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery LLC
as agent for Masterworks Cayman SPC, acting on behalf of its
Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

| | |
|---|---|
| Account number | [***] |
| Date | 22 November 2022 |
| Sale currency | USD |

## Lot image & details



**Please keep this for your records**

### Joan Mitchell, Untitled

| | |
|---|---|
| Sale | Contemporary Evening Auction |
| Sale number & date | N11139 - 16 November 2022 |
| Lot number | 103 |
| Shipping Dimensions (L x W x H) | 36.25 x 1.75 x 29.25 IN |
| Purchase Price (excluding any taxes) | $3,196,000.00 |

**Extended Payment Terms Confirmation: [***]**

Dear Masterworks Gallery LLC, as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio,

**RE: The Contemporary Evening Auction, 16 November 2022 | N11139**

- **Lot 103 | Joan Mitchell, Untitled**

Further to our email to you prior to the sale of the Lots and given that you were the successful bidder on the Lots, payment of the total purchase price (inclusive of buyer's premium, overhead premium and any applicable taxes) (the "**Purchase Price**") is due by you in two installments on the following dates:

**$3,196,000.00 on 14 Feb 2023**

You agree that payment of the Installments on time is of the essence. You also agree that if you are late with payment of an Installments, Sotheby's shall be entitled to demand immediate payment of the Purchase Price in full in cleared funds, in addition to all of the other remedies under the Conditions of Sale and Terms of Guarantee applicable to the Lots. The Conditions of Sale and Terms of Guarantee applicable to the Lots shall continue to be binding except as specifically amended by this letter. In the case you are acting as agent, you are responsible for disclosing the terms set out in this email to your principal.

Please respond to this email to confirm you agree with its terms.

Yours sincerely,

**Nicole Chen**
**Post Sale Manager**

**Sotheby's** 1334 York Avenue, New York, NY 10021
Tel. +1.212.606.7444 | fax: +1.212.606.7043 | USPostSaleServices@sothebys.com